UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 1, 2026
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2026, LightPath Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with North Run Strategic Opportunities Fund I, LP (the “Selling Stockholder”) and certain institutional investors for the purchase and sale of an aggregate of 7,142,800 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of which 3,571,400 shares (the “Primary Shares”) of Class A Common Stock were sold by the Company (the "Primary Offering") and 3,571,400 shares (the “Secondary Shares” and, together with the Primary Shares, the “Shares”) of Class A Common Stock were sold by the Selling Stockholder (the "Secondary Offering" and, together with the Primary Offering, the "Offering"), each at an offering price of $14.00 per share, resulting in gross proceeds to the Company of approximately $50.0 million. The Offering closed on June 3, 2026.

The Company estimates that the net proceeds from the Offering will be approximately $47.0 million after deducting placement agent fees and other estimated offering expenses to be paid by the Company. The Company intends to use the net proceeds (after the payment of any offering expenses and/or placement agent fees) from the sale of the Primary Shares for working capital, investments, acquisitions and general corporate purposes. The Company will not receive proceeds from the Secondary Offering.

The Primary Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-291717) that was declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2025, and the Secondary Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-286947) that was declared effective by the SEC on May 12, 2025. The material terms of the Offering are described in the prospectus supplement dated June 1, 2026, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company also entered into a placement agency agreement (the “Placement Agent Agreement”) with the Selling Stockholder and Craig-Hallum Capital Group LLC, as the sole placement agent (the “Placement Agent”), dated June 1, 2026, pursuant to which the Placement Agent agreed to serve as the placement agent in connection with the Offering. Upon the closing of the Primary Offering, the Company agreed to pay the Placement Agent a cash fee equal to 4.5% of the aggregate gross proceeds to the Company from the sale of the Primary Shares. Upon the closing of the Secondary Offering, the Selling Stockholder agreed to pay the Placement Agent a cash fee equal to 4.5% of the aggregate gross proceeds to the Selling Stockholder from the sale of the Secondary Shares.

In addition, the Placement Agency Agreement provides for customary lock-up agreements with the Company’s directors and executive officers, as well as the Selling Stockholder, for 60 days following the closing of the Offering, subject to certain exceptions.

Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Class A Common Stock and securities convertible into shares of Class A Common Stock during the 60-day period following the closing of the Offering, subject to specified exceptions. The Securities Purchase Agreement also prohibits the Company from entering into or effecting variable rate transactions during the 60-day period following the closing of the Offering, subject to specified exceptions.

The Securities Purchase Agreement and Placement Agency Agreement contain customary representations and warranties, conditions to closing, termination provisions, and indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Copies of each of the Securities Purchase Agreement and the Placement Agency Agreement are filed hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Securities Purchase Agreement and the Placement Agency Agreement are qualified in their entirety by reference to such exhibits. The representations, warranties and covenants contained in the Securities Purchase Agreement and the Placement Agency Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company is filing the opinion of its counsel, Baker & Hostetler LLP, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure.

On June 2, 2026, the Company issued a press release announcing the pricing of the Offering (the “Pricing Press Release”). A copy of the Pricing Press Release is furnished hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).
10.1	Securities Purchase Agreement, dated as of June 1, 2026, by and among LightPath Technologies, Inc., North Run Strategic Opportunities Fund I, LP and the purchasers party thereto.
10.2	Placement Agency Agreement, dated as of June 1, 2026, by and between LightPath Technologies, Inc., North Run Strategic Opportunities Fund I, LP and Craig-Hallum Capital Group LLC.
99.1	Press Release of LightPath Technologies, Inc., dated June 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: June 3, 2026	By:	/s/ Albert Miranda
Albert Miranda, Chief Financial Officer